Exhibit 10.1

AMENDMENT OF SECURITIES PURCHASE AGREEMENT AND

SERIES B UNIT PURCHASE WARRANT

The Securities Purchase Agreement dated April 29, 2008 between Cell Therapeutics, Inc. (the “Company”) and BAM Opportunity Fund LP (the “Holder”) and the Series B Unit Purchase Warrant dated April 30, 2008 are hereby amended as follows, as of June 10, 2008.

WHEREAS, Section 1.1 of such Securities Purchase Agreement provides in relevant part:

“Series B Convertible Notes” means the 12.50% Series B Convertible Notes of the Company to be issued under a Trust Indenture between the Company and US Bank National Association as Trustee, and of like tenor as the Convertible Notes except for the different issuance date, the absence of an optional redemption right, a 3-year term, a 12.50% annual interest rate, and a make-whole provision based on the 3-year term and the 12.50% annual interest rate.

WHEREAS, Section 7 of such Series B Unit Purchase Warrant provides:

Termination if Partial Exercise. If the Holder makes any partial exercise of this Warrant (other than as required by Section 2.4 of the Purchase Agreement), then Holder (or any transferee of this Warrant) shall not be allowed to ever exercise this Warrant again (except upon a Put).

WHEREAS, Section 2.4 of the Securities Purchase Agreement authorizes the Company to require Holder to exercise the Series B Unit Purchase Warrant to the extent of $8,000,000, and the Company has given notice of exercise of such right.

WHEREAS, Holder is not now obligated to exercise any further amount of the Series B Unit Purchase Warrant, but is willing to exercise an additional $15,000,000 of the Series B Unit Purchase Warrant forthwith if and only if the amendments provided for herein are effected.

WHEREAS, the Company wishes to induce such further $15,000,000 exercise of the Series B Unit Purchase Warrant by Holder.

NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

1. Notwithstanding anything in the Securities Purchase Agreement and the Series B Unit Purchase Warrants to the contrary, the Securities Purchase Agreement and the Series B Unit Purchase Warrants are amended to provide that all references therein to Series B Convertible Notes or 12.50% Series B Convertible Notes shall, instead of the meaning quoted in the Recitals above, the following meaning:

“15% Series B Convertible Notes of the Company to be issued under a Trust Indenture between the Company and US Bank National Association as Trustee, and of like tenor as the Convertible Notes except for the different issuance date, the absence of an optional redemption right, a 3-year term, a 15% annual interest rate, and a make-whole provision based on the 3-year term and the 15% annual interest rate.”

2. Effective immediately upon exercise of the Series B Unit Purchase Warrant to the cumulative total extent of at least $23,000,000, Section 7 of the Series B Unit Purchase Warrant shall be amended to provide in full as follows:

“Effect of Partial Exercise. If the Holder makes any two partial exercises of this Warrant (after and not including the first $23,000,000 of exercises, which $23,000,000 includes any amount exercised as required by Section 2.4 of the Purchase Agreement), then Holder (or any transferee of this Warrant) shall not be allowed to ever exercise this Warrant again (except upon a Put).”

3. The Holder agrees to exercise the Series B Unit Purchase Warrant to the cumulative total extent of at least $23,000,000 (including the amount required by Section 2.4 of the Securities Purchase Agreement ) by no later than June 12, 2008.

4. The Holder agrees not to purport to exercise or convert, before the Company increases its authorized shares of common stock, any of the derivative securities which it obtains upon the exercise the Series B Unit Purchase Warrant as contemplated by Section 3 of this Amendment.

5. The Company shall repay when due on June 15, 2008 (and shall not extend the maturity date of) all of the Company’s outstanding 5.75% convertible subordinated notes due June 15, 2008 and 5.75% convertible senior subordinated notes due June 15, 2008.

6. Except as expressly set forth in this Amendment, the Securities Purchase Agreement and the Series B Unit Purchase Warrant remain unchanged and in full force and effect.

CELL THERAPEUTICS, INC.

By:	/s/ James Bianco

BAM OPPORTUNITY FUND LP

By:	/s/ Seth Morris

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